Exhibit 10H
                AMENDMENT TO CNA INTER-COMPANY EXPENSE AGREEMENT


This Amendment To CNA Inter-Company Expense Agreement is made as of the ____ day of October, 1994.

WHEREAS, the CNA Inter-Company Expense Agreement dated January 1, 1977 as amended as of January 1, 1981 (collectively the "Agreement") was made by and between various "Affiliates" (as that term is used in the Agreement) as listed in the Agreement; and

WHEREAS, it is necessary to delete certain of the Affiliates and add new entities as parties to the Agreement.

NOW, THEREFORE, in consideration of the premises, the parties mutually agree as follows:

1. The following entities are hereby deleted as parties to the Agreement and will not be included as Affiliates for the purposes specified therein:

                      Acco, Inc. a Pennsylvania corporation
               ACCO Realty Corporation, a Pennsylvania corporation
         Canadian Premier Life Insurance Company, a Canadian corporation
             CNA Actuarial Consultants, Inc., a Delaware corporation
           CNA Administrative Services, Inc., an Illinois corporation
                  CNA Assurance Company, a Canadian corporation
             CNA Casualty of Puerto Rico, a Puerto Rico corporation
                              CNA Lloyd's of Texas
                    CNA Realty Corp., a Delaware corporation
                         CNA Reinsurance of London, Ltd.
               General Finance Corporation, a Delaware corporation
              Mid-States Insurance Company, an Illinois corporation
       Mid-States Life Insurance Company of America, a Florida corporation
              Modern America Corporation, a New Jersey corporation
                      Tensco, Inc., a Delaware corporation

2. The following parties are added as parties to the Agreement and will be included Affiliates for the purposes specified therein:

               Claims Administration Corp., a Maryland corporation
                  CNA Automation, Inc., an Illinois corporation
                CNA Bermuda Services, Ltd., a Bermuda corporation
             CNA Casualty of Illinois, an Illinois insurance company
             CNA Reinsurance Company, an Illinois insurance company
                   CNA Services, Inc., an Illinois corporation
            Galway Insurance Company, a California insurance company
       Transcontinental Technical Services, Inc., an Illinois corporation
                     Viaticus, Inc., a Delaware corporation

3. Except as modified herein, all other terms, conditions and covenants of the Agreement remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment To CNA Inter-Company Expense Agreement as of the day and year first above written.

                                American Casualty Company
                                  of Reading, Pennsylvania
                                CNA Casualty of California
                                CNA Casualty of Illinois
                                CNA Financial Corporation
                                CNA Reinsurance Company
                                Continental Assurance Company
                                Continental Casualty  Company
                                Galway Insurance Company
                                National Fire Insurance Company of Hartford
                                Transcontinental Insurance Company
                                Transportation Insurance Company
                                Valley Forge Insurance Company
                                Valley Forge Life Insurance Company

Attested By:

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Assistant Secretary             Senior Vice President
                                and Chief Financial Officer


Attested By:                    Columbia Casualty Company


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Assistant Secretary              Vice President and Chief Financial Officer


Attested by:                     Viaticus, Inc.

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Assistant Secretary              President


Attested By:                     CNA Bermuda Services, Ltd.


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Secretary                        President

Attested By:                      CNA Services, Inc.



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Assistant Secretary              Vice President


Attested By:                     CNA Investor Services, Inc.


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Assistant Secretary              President, Chief Executive Officer and
                                 Treasurer


Attested By:                     CNA Automation, Inc.


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Assistant Secretary               Vice President


Attested By:                      Claims Administration Corp.


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Assistant Secretary               President


Attested By:                      Transcontinental Technical Services, Inc.


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Assistant Secretary               President